UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2015

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 31, 2015, H&R Block, Inc., a Missouri corporation (the “Company”), completed its previously announced sale of certain assets and liabilities, including all of the deposit liabilities, of its subsidiary, H&R Block Bank, a federal savings bank, to BofI Federal Bank, a federal savings bank, and certain related transactions (collectively, the “P&A Transaction”). On September 2, 2015, the Company commenced a “modified Dutch auction” tender offer to purchase up to $1.5 billion in shares of its common stock at a price per share of not less than $32.25 and not greater than $37.00 (the “Tender Offer”). This Current Report on Form 8-K is being filed for the purpose of providing pro forma financial information giving effect to the P&A Transaction and the Tender Offer.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company, which reflects the P&A Transaction and the Tender Offer described in Item 8.01, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The unaudited pro forma consolidated financial information is provided for informational purposes. The Company does not believe that the P&A Transaction constituted the disposition of a business.

(d)	Exhibits

Exhibit Number	Description

99.1	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 4, 2015	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro Forma Financial Information

4